Exhibit 99.1

Connecture Reports Financial Results for Second Quarter 2016

BROOKFIELD, Wis. — August 8, 2016 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the quarter ended June 30, 2016.

“Our second quarter was highlighted by new customer additions with impressive brand name logos, client expansions with several existing relationships and execution of a critical go-live on our new platform” remarked Jeff Surges, President & CEO of Connecture. “However, our financial performance in the second quarter fell short of our expectations as portions of our business undertake transitions that are taking longer than originally expected. While we are encouraged with our progress during this time to materially strengthen our core offerings and capabilities, along with completing the retooling of our go-to-market approach and sales organization, we have more work to do before our revenue growth and profitability will reach our targeted levels. We are confident that our current initiatives bode well for our future, but our expectations are more conservative for the remainder of 2016.”

Second Quarter 2016 Financial Results

•	Total revenue was $18.7 million, compared to $23.4 million in the second quarter of 2015, representing a year-over-year decline of 20%. Excluding revenue headwinds from our Enterprise/State segment, which declined by $3.0 million in the second quarter of 2016 compared to the second quarter of 2015, as well as the impact of $3.6 million of non-recurring revenue recognized in the second quarter of 2015 from two terminated health plan customers, revenue in the second quarter of 2016 increased by approximately 12%, compared to the second quarter of 2015.

•	Gross margin was $5.1 million, or 27% of total revenue, compared to $9.4 million or 40% of total revenue in the second quarter of 2015. Adjusted gross margin was $6.2 million, or 33% of total revenue, compared to $10.6 million, or 45% of total revenue, in the second quarter of 2015. Gross margin and adjusted gross margins for the second quarter of 2016 were negatively impacted by $0.6 million of one-time costs associated with the integration of the ConnectedHealth acquisition completed during the quarter, the decrease in revenues associated with the Enterprise/State segment, and also by an increase in outside contractor costs incurred in the second quarter of 2016 related to certain of our Enterprise/Commercial segment customers. We expect the outside contractor costs to decline in the second half of the year, improving our gross margins.

•	Loss from operations was ($7.2) million, compared to an operating loss of ($2.8) million in the second quarter of 2015.

•	Net loss was ($9.9) million, compared to net loss of ($4.3) million in the second quarter of 2015, and includes $1.9 million of expense related to the extinguishment and refinancing of our debt in the second quarter of 2016.

•	Adjusted EBITDA was ($5.5) million, compared to Adjusted EBITDA of ($0.4) million in the second quarter of 2015. Adjusted EBITDA for the second quarter of 2016 was impacted by $1.1 million of one-time severance, integration and acquisition costs related to the ConnectedHealth acquisition.

•	Cash and cash equivalents totaled $19.0 million and net debt totaled $16.4 million at June 30, 2016, compared to $0.2 million and $49.4 million, respectively, at March 31, 2016.

•	Cash used in operations for the three months ended June 30, 2016 was $10.0 million, compared to $7.0 million for the same period last year. As previously noted, the second quarter of 2016 included approximately $0.4 million of cash costs associated with the ConnectedHealth acquisition that closed during the quarter. In addition, we used more cash for working capital needs in the current year period primarily due to the timing of certain contractual billing milestones.

Recent Business Highlights

•	Notable new customers added during the second quarter include: AARP Services Inc., ConnectiCare, Inc., OrchestraRx, League of California Cities and Indiana University Health Plans, Inc.

•	Notable customer renewals and expansions completed during the quarter include: OptumRx, Prime Therapeutics, BCBS of Massachusetts, and BCBS of Michigan.

•	During the second quarter we successfully completed the first phase of our platform launch with USAA, which will add incremental revenue in the second half of the year.

•	Total contracted backlog at June 30, 2016 was $95.7 million, compared to $94.0 million at March 31, 2016 and $85.5 million at June 30, 2015. The sequential increase from March 31, 2016, was primarily due to increased sales activity during the quarter that is reflective of the seasonality of our selling activities.

•	On June 7, 2016, we announced the closing of the ConnectedHealth acquisition which provides us new software solutions to accelerate consumer engagement and other product lines within the Broker space.

Business Outlook

Connecture is revising its full year 2016 guidance for total revenues and adjusted EBITDA as indicated below:

•	Total revenue is expected to be in the range of $85.0 million to $88.0 million, down from the previously expected range of $100.0 million to $110.0 million, due primarily to the following factors: 1) our year-to-date revenue results being below our initial expectations; 2) reduced revenue expectations in our Private Exchange business for the remainder of the year due to slower customer adoption of our solutions than originally anticipated; 3) the impact of certain of our Enterprise/Commercial customers transitioning from maintenance of their existing platforms to upgrades to our newest platform on 2016 revenue and 4) the impact of our decision to reduce our focus on the State/Medicaid opportunity.

•	Adjusted EBITDA is expected to be in the range of zero to $2.0 million, down from the previously expected range of $10.5 million to $12.0 million due primarily to our reduced revenue guidance and given that our cost structure is comprised of higher fixed costs than variable costs. Of note, the revised guidance includes the impact of approximately $1.8 million of one-time severance, integration and acquisition costs associated with the ConnectedHealth acquisition that either have been incurred to date, or are expected to be incurred by the end of 2016. Adjusted EBITDA differs from GAAP net loss in that it excludes net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash charges in fair value of contingent consideration and impairments of goodwill, intangibles and long-lived assets, if any. We are unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, we have not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Adjusted EBITDA guidance to GAAP net loss.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Monday, August 8, 2016, to discuss the second quarter 2016 results. The conference call will be accessible by dialing 877-930-8068 and referencing conference ID 55499889. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA margin, each a non-GAAP financial measure. Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense. Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results. However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

About Connecture

Connecture (NASDAQ: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs. Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers. Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals. Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality software and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; and (10) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact:

James Purko

Connecture, Inc.

jpurko@connecture.com

Phone: 262-432-8210

Media Contact:

Matt Schlossberg

Amendola Communications

mschlossberg@acmarketingpr.com

Phone: 630-935-9136

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$18,729	$23,393	$36,286	$44,041
Cost of revenue (1)	13,663	14,019	26,016	25,340

Gross margin	5,066	9,374	10,270	18,701

Operating expenses:
Research and development (1)	5,860	6,056	11,364	12,584
Sales and marketing (1)	3,092	2,302	5,430	5,185
General and administrative (1)	3,273	3,858	6,537	7,463

Total operating expenses	12,225	12,216	23,331	25,232

Loss from operations	(7,159)	(2,842)	(13,061)	(6,531)

Other expenses:
Interest expense	858	1,424	2,267	2,837
Other expense, net	1,883	1	1,883	9

Loss before income taxes	(9,900)	(4,267)	(17,211)	(9,377)

Income tax benefit (provision)	—	8	(25)	19

Net loss	($9,900)	($4,259)	($17,236)	($9,358)

Comprehensive loss	($9,900)	($4,259)	($17,236)	($9,358)

Net loss per common share:
Basic and diluted	$(0.47)	$(0.20)	$(0.81)	$(0.43)

Weighted-average common shares outstanding:
Basic and diluted	22,217,696	21,710,951	22,164,984	21,703,483

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$187	$277	$349	$424
Research and development	56	327	243	542
Sales and marketing	79	142	195	188
General and administrative	277	423	624	732

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of June 30, 2016	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$18,980	$5,424
Accounts receivable—net of allowances	9,769	10,792
Prepaid expenses and other current assets	955	652

Total current assets	29,704	16,868
Property and equipment, net	2,227	2,109
Goodwill	29,411	26,779
Other intangibles, net	12,304	11,392
Deferred implementation costs	24,376	24,565
Other assets	1,135	976

Total assets	$99,157	$82,689

Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$7,876	$6,853
Accrued payroll and related liabilities	4,373	3,560
Other liabilities	1,354	2,188
Current maturities of debt	2,110	1,441
Deferred revenue	32,373	34,049

Total current liabilities	48,086	48,091
Deferred revenue	15,036	18,529
Deferred tax liability	23	23
Long-term debt	33,197	46,964
Other long-term liabilities	235	262

Total liabilities	96,577	113,869

Redeemable preferred stock	49,936	—
Total stockholders' deficit	(47,356)	(31,180)

Total liabilities, redeemable preferred stock and stockholders' deficit	$99,157	$82,689

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	($17,236)	($9,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,277	2,550
Stock-based compensation expense	1,411	1,886
Other	2,115	669
Changes in operating assets and liabilities:
Accounts receivable	1,529	2,534
Prepaid expenses and other assets	(444)	277
Deferred implementation costs	189	644
Accounts payable	748	689
Accrued expenses and other liabilities	(339)	999
Deferred revenue	(5,718)	(14,136)

Net cash used in operating activities	(15,468)	(13,246)

Cash flows from investing activities:
Purchases of property and equipment	(643)	(407)
Business acquisition, net of cash acquired	(4,683)	—

Net cash used in investing activities	(5,326)	(407)

Cash flows from financing activities:
Borrowings of debt	19,706	—
Repayments of debt	(33,831)	(3,802)
Proceeds from Preferred Stock, net	49,286	—
Other	(811)	(752)

Net cash provided by (used in) financing activities	34,350	(4,554)

Net increase (decrease) in cash and cash equivalents	13,556	(18,207)
Cash and cash equivalents—beginning of period	5,424	28,252

Cash and cash equivalents—end of period	$18,980	$10,045

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$5,066	$9,374	$10,270	$18,701
Depreciation and amortization	921	952	1,862	1,900
Stock-based compensation expense	187	277	349	424

Adjusted gross margin	$6,174	$10,603	$12,481	$21,025

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(9,900)	$(4,259)	$(17,236)	$(9,358)
Depreciation and amortization	1,092	1,280	2,277	2,550
Interest expense	858	1,424	2,267	2,837
Other expense (income), net	1,883	1	1,883	9
Income tax provision (benefit)	—	(8)	25	(19)
Stock-based compensation expense	599	1,169	1,411	1,886

Total net adjustments	$4,432	$3,866	$7,863	$7,263

Adjusted EBITDA	$(5,468)	$(393)	$(9,373)	$(2,095)